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                                                                    EXHIBIT 99.A

(GULFTERRA LOGO)                                                            NEWS
                                                           For Immediate Release


                    GULFTERRA ENERGY PARTNERS PRICES OFFERING
                           OF 4.8 MILLION COMMON UNITS

HOUSTON, TEXAS, OCTOBER 16, 2003--GulfTerra Energy Partners, L.P. (NYSE:GTM) announced today that it has priced an offering of 4.8 million common units representing limited partner interests at a public offering price of $40.60 per unit. The transaction is scheduled to close October 21, 2003.

         The offering was managed by Goldman, Sachs & Co., Merrill Lynch & Co., Deutsche Bank Securities, Wachovia Securities, A.G. Edwards & Sons, Inc., Sanders Morris Harris, Credit Suisse First Boston, and JPMorgan. The net proceeds of approximately $186 million from the offering will be used to reduce indebtedness under the partnership's revolving credit facility. The underwriters were granted an option to purchase up to an additional 720,000 common units which, if exercised, would be satisfied with units sold by a subsidiary of El Paso Corporation.

         A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004.

         GulfTerra Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets located both offshore and onshore. Offshore, the partnership operates natural gas and oil pipelines and platforms and is an industry leader in the development of midstream infrastructure in the Deepwater Trend of the Gulf of Mexico. Onshore, GulfTerra is a leading operator of intrastate natural gas pipelines, natural gas gathering and processing facilities, natural gas liquids transportation and fractionation assets, and salt dome natural gas and natural gas liquids storage facilities. Visit GulfTerra Energy Partners on the Web at www.gulfterra.com.

         This press release does not constitute an offer to sell or a solicitation of an offer to buy the limited partnership interests described herein, nor shall there be any sale of these limited partnership interests in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.


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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of acquired businesses, status of the partnership's greenfield projects, successful negotiation of customer contracts, and general economic and weather conditions in markets served by GulfTerra Energy Partners and its affiliates, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.


CONTACTS
Investor Relations and MLP Finance                   Media Relations
Andrew Cozby, Director                               Mel Scott, Director
Office: (832) 676-5315                               Office: (713) 420-3039
Fax: (832) 676-1671                                  Fax: (713) 420-6341


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